SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 11, 2018

PRIME MERIDIAN HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Florida	333-191801	27-2980805
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1897 Capital Circle NE, Second Floor, Tallahassee, FL	32308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (850) 907-2301

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1933 (§240.12b-2 of this chapter)

Emerging growth company                  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☑

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2018, Prime Meridian Holding Company (“PMHG”) and Prime Meridian Bank (the “Bank”) (collectively, the “Company”) and each of Company Vice Chairman, Chief Executive Officer, and President Sammie D. Dixon, Jr. and Bank Executive Vice President and Senior Lender Chris L. Jensen, Jr., entered into Amendments to the Defined Contribution Agreements dated November 20, 2018 (the “Amendments”).

The following summaries of the Amendments do not purport to be complete and are qualified in their entirety by reference to the Amendments, which are attached as Exhibits 10.1 and 10.2 to this Form 8-K and are incorporated by reference herein.

Mr. Dixon’s and Mr. Jensen’s Amendments clarify that the accruals necessary to provide for Mr. Dixon’s retirement benefit should be calculated based on an interest rate determined by PMHG’s Board of Directors.

Mr. Jensen’s Amendment also revises his retirement age from 65 years to 67 years.

Other than those items, the Amendments do not otherwise change the terms of the Defined Contribution Agreements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment to Defined Contribution Agreement by and between Prime Meridian Holding Company, Inc., Prime Meridian Bank, and Sammie D. Dixon, Jr., dated as of December 11, 2018.

10.2	Amendment to Defined Contribution Agreement by and between Prime Meridian Holding Company, Inc., Prime Meridian Bank, and Chris L. Jensen, Jr., dated as of December 11, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME MERIDIAN HOLDING COMPANY

By:	/s/ R. Randy Guemple
R. Randy Guemple
Chief Financial Officer and Executive Vice President

Date: December 13, 2018